Exhibit 10.1


January 14, 2008

Jerry Prial
Vice President, Sales & Eastern Operations
Redhook Ale Brewery, Inc.
35 Corporate Drive
Portsmouth, NH  03801

Dear Jerry:

     The purpose of this letter is to confirm our understanding about your continued employment by Redhook Ale Brewery, Incorporated (the "Company") post merger.

     Our mutual agreement regarding your salary, severance and other benefits, beginning now is set forth below.

Compensation and Benefits
-------------------------

     You will continue to receive a base salary of your current level, subject to review by the Compensation Committee and approval by the Board. In addition, you are entitled to participate in all of the Company's employee benefit programs for which you are eligible.

     You will be eligible for a yearly bonus, such bonus to be approved by the Board on the recommendation of the Compensation Committee. The potential bonus is 20% of your base salary.

Severance
---------

     In the event that your employment with the Company is terminated by the Company for any reason other than "for cause", you will be entitled to severance equal to one month per year of service, plus accrued vacation and sick pay.

     I am acting on behalf of the Company having reviewed the minutes of the Compensation Committee meeting dated November 7, 2007 and the Board meeting dated November 13, 2007.

     It is our intention that you remain on the payroll until August 31, 2008 in connection with the Merger. (unless terminated earlier) At the end of your employment on August 31, 2008 the Company will pay your sixteen months severance, subject to you signing a release.

     Upon termination not-for-cause you will be offered Company paid COBRA coverage for up to sixteen months or until you find new employment with comparable health care coverage. The release will include a non-competition component for employment in the craft beer brewing business for twelve months post employment.

     We appreciate your continued efforts on behalf of Redhook, and look forward to having you as a member of our team through the merger and integration process.

Acknowledged and Agreed:



/s/ Paul S. Shipman
------------------------
Paul Shipman

Feb 12, 08
------------------------
Date




Acknowledged and Agreed:

/s/ Jerry Prial
------------------------
Jerry Prial

2/8/08
------------------------
Date